Exhibit 99

 FOR IMMEDIATE RELEASE

3M Reports Record Third-Quarter Sales and Operating Income;

Board Increases Share Repurchase Authorization by $300 Million

ST. PAUL, Minn. — Oct. 18, 2005 — 3M (NYSE:MMM) today announced its results for the third quarter 2005.

The company reported third-quarter net income of $853 million, or $1.10 per share, versus $775 million, or $0.97 per share, in the third quarter of 2004, a per share increase of 13.4 percent. Acquisition related costs for CUNO Inc., which closed Aug. 2, were $.02 per share.

“3M employees around the world delivered an outstanding quarter,” said Robert S. Morrison, 3M interim chairman and CEO. “We demonstrated once again that 3M’s business model, combining innovation with operating discipline, can drive solid sales growth and consistent double-digit earnings per share increases.”

Worldwide sales in the third quarter totaled $5.4 billion, 8.3 percent higher than in the year-earlier quarter. Local-currency sales increased 7.0 percent, with selling prices contributing 0.9 percent. Local-currency sales increased 12.0 percent in Industrial (including 8.3 percent due to CUNO), 7.9 percent in Display and Graphics, 7.8 percent in Safety, Security and Protection Services, 6.9 percent in Consumer and Office, 6.0 percent in Electro and Communications, 5.6 percent in Transportation, and 2.8 percent in Health Care. The CUNO acquisition contributed 1.4 percent to total company third-quarter local currency sales growth.

“Looking ahead to the fourth quarter, we expect broad-based sales growth throughout our diverse portfolio and another double-digit earnings per share increase,” said Patrick D. Campbell, 3M senior vice president and CFO. “We expect global demand for our products to remain strong, and our productivity and pricing initiatives to help offset raw material and energy cost pressure.”

The company also announced that 3M’s Board of Directors authorized the repurchase of an additional $300 million of the company’s stock through the period ending Jan. 31, 2006. This increases the total repurchase authorization to $2.3 billion for the period Jan. 1, 2005 to Jan. 31, 2006. Of that $2.3 billion, more than $500 million remains.

“This increase in the stock repurchase authorization demonstrates our strong balance sheet, continued confidence in our ability to generate significant growth in the future, and our commitment to shareholders,” said Morrison.

The company also provided guidance for the remainder of 2005. For the year, the company now expects reported earnings to be $4.15 to $4.16 per share. Excluding previously reported non-recurring items(a), 3M expects earnings of $4.24 to $4.25 per share, raising the bottom end of a previous expectation range of $4.20 to $4.25 per share.  Fourth-quarter earnings are expected to be $1.02 to $1.03 per share with organic local currency sales growth of 4 to 7 percent.

Campbell will conduct an investor teleconference at 9 a.m. Eastern Time (8 a.m. Central Time) today. Investors can access a webcast of this conference, along with related charts and materials, at http://investor.3M.com.

(a) 3M plans to reinvest approximately $1.7 billion of foreign earnings in the United States pursuant to the provisions of the American Jobs Creation Act of 2004. This act provides the company the opportunity to tax-efficiently repatriate foreign earnings for US qualifying investments specified by its plan. As a consequence, in the second quarter of 2005, 3M recorded a non-recurring charge of $75 million dollars, net of available foreign tax credits.

Forward-Looking Statements

This news release contains forward-looking information (within the meaning of the Private Securities Litigation Reform Act of 1995) about the company’s financial results and estimates, business prospects, and products under development that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic conditions; (2) competitive conditions and customer preferences; (3) foreign currency exchange rates and fluctuations in those rates; (4) the timing and acceptance of new product offerings; (5) the availability and cost of purchased components, compounds, raw materials and energy (including oil-derived compounds) due to shortages, increased demand or supply interruptions (including those caused by natural and other disasters and other events); (6) 3M’s ability to successfully integrate and obtain the anticipated synergies from acquisitions and strategic alliances; (7) generating less operating income from its corporate initiatives than estimated; and (8) legal proceedings, including the outcome of and information derived from pending Congressional action concerning asbestos-related litigation and other significant developments that could occur in the legal proceedings described in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2004 and the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005 (the “Reports”). Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports. The information contained in this news release is as of the date indicated. The company assumes no obligation to update any forward-looking statements contained in this release as a result of new information or future events or developments.

About 3M - A Global, Diversified Technology Company

Every day, 3M people find new ways to make amazing things happen. Wherever they are, whatever they do, the company’s customers know they can rely on 3M to help make their lives better. 3M’s brands include Scotch, Post-it, Scotchgard, Thinsulate, Scotch-Brite, Filtrete, Command and Vikuiti. Serving customers in more than 200 countries around the world, the company’s 69,000 people use their expertise, technologies and global strength to lead in major markets including consumer and office; display and graphics; electronics and telecommunications; safety, security and protection services; health care; industrial and transportation.

Scotch, Post-it, Scotchgard, Thinsulate, Scotch-Brite, Filtrete, Command and Vikuiti are trademarks of 3M.

3M Company and Subsidiaries

CONSOLIDATED STATEMENT OF INCOME

(Millions, except per-share amounts)

(Unaudited)

	Three-months ended		Nine-months ended
	Sept. 30		Sept. 30
	2005	2004	2005	2004
Net sales	$5,382	$4,969	$15,842	$14,920
Operating expenses
Cost of sales	2,632	2,457	7,763	7,345
Selling, general and administrative expenses	1,165	1,047	3,400	3,235
Research, development and related expenses	295	282	882	854
Total	4,092	3,786	12,045	11,434
Operating income	1,290	1,183	3,797	3,486
Interest expense and income
Interest expense	20	17	59	52
Interest income	(13)	(12)	(45)	(32)
Total	7	5	14	20
Income before income taxes and minority interest	1,283	1,178	3,783	3,466
Provision for income taxes	417	389	1,305	1,144
Minority interest	13	14	40	52
Net income	$853	$775	$2,438	$2,270
Weighted average common shares outstanding — basic	762.2	780.6	767.3	782.0
Earnings per share — basic	$1.12	$0.99	$3.18	$2.90
Weighted average common shares outstanding — diluted	772.3	796.2	779.8	798.5
Earnings per share — diluted	$1.10	$0.97	$3.13	$2.84
Cash dividends paid per common share	$0.42	$0.36	$1.26	$1.08

3M Company and Subsidiaries

SUPPLEMENTAL CONSOLIDATED STATEMENT OF INCOME INFORMATION

(Millions, except per-share amounts)

(Unaudited)

	Nine-months ended
	Sept. 30, 2005
	Excluding
	special	Special	Reported
	items (b)	items (b)	total
Net sales	$15,842	$—	$15,842
Operating expenses
Cost of sales	7,763	—	7,763
Selling, general and administrative expenses	3,400	—	3,400
Research, development and related expenses	882	—	882
Total	12,045	—	12,045
Operating income	3,797	—	3,797

Interest expense and (income), net	14	—	14
Income before income taxes and minority interest	3,783	—	3,783

Provision for income taxes	1,230	75	1,305
Effective tax rate	32.5%	—	34.5%
Minority interest	40	—	40
Net income (loss)	$2,513	$(75)	$2,438
Weighted average diluted shares	779.8	779.8	779.8
Net income (loss) per diluted share	$3.22	$(0.09)	$3.13

(b) In addition to disclosing results that are determined in accordance with U.S. generally accepted accounting principles (GAAP), the company also discloses non-GAAP results that exclude special items. Special items represent significant charges or credits that are important to an understanding of the company’s ongoing operations. The company provides reconciliations of its non-GAAP financial reporting to the most comparable GAAP reporting. The company believes that discussion of results excluding special items provides a useful analysis of ongoing operating trends. Earnings per share and other amounts before special items are not measures recognized under GAAP. The determination of special items may not be comparable to similarly titled measures used by other companies. In the second quarter of 2005, 3M recorded a charge of $75 million, net of available foreign tax credits, related to its plans to reinvest approximately $1.7 billion of foreign earnings in the United States pursuant to the provisions of the American Jobs Creation Act of 2004.  No special items were recorded in 2004.

3M Company and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEET

(Dollars in millions)

(Unaudited)

	Sep. 30,	Sep. 30,	Dec. 31,
ASSETS	2005	2004	2004
Cash and cash equivalents	$1,848	$2,200	$2,757
Accounts receivable — net	3,061	2,853	2,792
Inventories	2,098	1,953	1,897
Other current assets	1,160	1,291	1,274
Total current assets	8,167	8,297	8,720
Investments	275	217	227
Property, plant and equipment — net	5,604	5,468	5,711
Prepaid pension and postretirement benefits (c)	2,775	693	2,591
Goodwill, intangible assets and other assets (d)	4,545	3,389	3,459
Total assets	$21,366	$18,064	$20,708
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Short-term borrowings and
current portion of long-term debt	$2,582	$1,377	$2,094
Accounts payable	1,249	1,116	1,168
Accrued payroll	520	516	487
Accrued income taxes	1,008	877	867
Other current liabilities	1,520	1,387	1,455
Total current liabilities	6,879	5,273	6,071
Long-term debt	688	1,284	727
Other liabilities (c)	3,552	2,811	3,532
Total liabilities	11,119	9,368	10,330
Total stockholders’ equity — net (c)	10,247	8,696	10,378
Shares outstanding
Sept. 30, 2005: 759,932,466 shares
Sept. 30, 2004: 788,533,778 shares
Dec. 31, 2004: 773,518,281 shares
Total liabilities and stockholders’ equity	$21,366	$18,064	$20,708

(c) Accounting rules require that if the Accumulated Benefit Obligation (ABO) exceeds the fair value of pension plan assets the employer must recognize a liability that is at least equal to the unfunded ABO. Thus, in December 2002, 3M recorded a substantial minimum pension liability adjustment. However, at year-end 2004, 3M’s U.S. qualified pension plan ABO was less than assets, resulting in an adjustment to previously recorded amounts. When comparing Dec. 31, 2004 to Sept. 30, 2004, this adjustment increased “Prepaid pension and postretirement benefits” by approximately $1.9 billion, increased the long-term deferred tax liability (part of “Other liabilities”) by approximately $700 million, and increased other comprehensive income within “Total stockholders’ equity-net” by approximately $1.2 billion.

(d) The acquisition of CUNO in the third quarter of 2005 increased the “Goodwill, intangible assets and other assets balance” by approximately $1.25 billion.

3M Company and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Dollars in millions)

(Unaudited)

	Nine-months ended
	Sept. 30
	2005	2004
SUMMARY OF CASH FLOW:

NET CASH PROVIDED BY OPERATING ACTIVITIES	$3,087	$2,959
Cash flows from investing activities:
Purchases of property, plant and equipment	(660)	(613)
Acquisitions, net of cash acquired	(1,264)	(73)
Other investing activities	(40)	39
NET CASH USED IN INVESTING ACTIVITIES	(1,964)	(647)
Cash flows from financing activities:
Change in debt	408	(271)
Purchases of treasury stock	(1,809)	(1,235)
Reissuances of treasury stock	467	423
Dividends paid to stockholders	(968)	(845)
Other financing activities	(17)	(31)
NET CASH USED IN FINANCING ACTIVITIES	(1,919)	(1,959)
Effect of exchange rate changes on cash	(113)	11
Net increase (decrease) in cash and cash equivalents	(909)	364
Cash and cash equivalents at beginning of period	2,757	1,836
Cash and cash equivalents at end of period	$1,848	$2,200

3M Company and Subsidiaries

SUPPLEMENTAL CASH FLOW AND

OTHER SUPPLEMENTAL FINANCIAL INFORMATION

(Dollars in millions)

(Unaudited)

	Nine-months ended
	Sept. 30
	2005	2004
NON-GAAP MEASURES
Free Cash Flow:
Net cash provided by operating activities	$3,087	$2,959
Purchases of property, plant and equipment	(660)	(613)
Free Cash Flow (e)	$2,427	$2,346
Net Working Capital Turns (f)	5.5	5.4

(e) Free cash flow is not defined under U.S. generally accepted accounting principles (GAAP). Therefore, it should not be considered a substitute for income or cash flow data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies.  The company defines free cash flow as net cash provided by operating activities less purchases of property, plant and equipment.  It should not be inferred that the entire free cash flow amount is available for discretionary expenditures.  The company believes free cash flow is a useful measure of performance and uses this measure as an indication of the strength of the company and its ability to generate cash.

(f) The company uses various working capital measures that place emphasis and focus on certain working capital assets and liabilities.  3M’s net working capital index is defined as quarterly net sales multiplied by four, divided by ending net accounts receivable plus inventory less accounts payable.  This measure is not recognized under U.S. generally accepted accounting principles and may not be comparable to similarly titled measures used by other companies.

3M Company and Subsidiaries

SALES CHANGE ANALYSIS

(Unaudited)

	Three-Months Ended Sept. 30, 2005
Sales Change Analysis	United	Inter-
By Geographic Area	States	national	Worldwide
Volume — organic	2.1%	6.5%	4.7%
Volume — acquisitions	1.8	1.2	1.4
Volume — total	3.9	7.7	6.1
Price	2.9	(0.6)	0.9
Total local-currency sales	6.8	7.1	7.0
Translation	—	2.3	1.3
Total sales change	6.8%	9.4%	8.3%

	Local-		Total
Sales Change Analysis	currency	Trans-	Sales
By Business Segment	Sales	lation	Change
Health Care	2.8%	1.0%	3.8%
Industrial (g)	12.0	1.8	13.8
Display and Graphics	7.9	1.2	9.1
Consumer and Office	6.9	1.4	8.3
Safety, Security and Protection
Services	7.8	1.3	9.1
Electro and Communications	6.0	1.3	7.3
Transportation	5.6	1.4	7.0

(g) Industrial includes an 8.3% benefit due to the CUNO acquisition.

3M Company and Subsidiaries

SALES CHANGE ANALYSIS

(Unaudited)

	Nine-Months Ended Sept. 30, 2005
Sales Change Analysis	United	Inter-
By Geographic Area	States	national	Worldwide
Volume — organic	1.9%	3.7%	3.0%
Volume — acquisitions	0.8	0.5	0.6
Volume — total	2.7	4.2	3.6
Price	2.2	(0.3)	0.7
Total local-currency sales	4.9	3.9	4.3
Translation	—	3.1	1.9
Total sales change	4.9%	7.0%	6.2%

	Local-	Total
Sales Change Analysis	currency	Trans-	Sales
By Business Segment	Sales	lation	Change
Health Care	3.9%	2.0%	5.9%
Industrial (h)	6.3	2.5	8.8
Display and Graphics	1.9	1.0	2.9
Consumer and Office	4.4	2.0	6.4
Safety, Security and Protection Services	5.9	2.2	8.1
Electro and Communications	2.0	2.0	4.0
Transportation	5.6	2.3	7.9

(h) Industrial includes a 2.8% benefit due to the CUNO acquisition.

3M Company and Subsidiaries

BUSINESS SEGMENTS

(Dollars in millions)

(Unaudited)

BUSINESS
SEGMENT	Three-months ended		Nine-months ended
INFORMATION	Sept. 30		Sept. 30
(Millions)	2005	2004	2005	2004
NET SALES
Health Care	$1,074	$1,035	$3,299	$3,115
Industrial	971	852	2,802	2,575
Display and Graphics	920	843	2,646	2,572
Consumer and Office	798	737	2,232	2,098
Safety, Security and Protection Services	573	525	1,729	1,599
Electro and Communications	597	557	1,748	1,680
Transportation	438	409	1,352	1,253
Corporate and Unallocated	11	11	34	28
Total Company	$5,382	$4,969	$15,842	$14,920

OPERATING INCOME
Health Care	$292	$277	$911	$813
Industrial	174	157	547	469
Display and Graphics	315	287	878	893
Consumer and Office	171	150	433	395
Safety, Security and Protection Services	139	123	423	384
Electro and Communications	127	92	348	258
Transportation	114	104	361	328
Corporate and Unallocated	(42)	(7)	(104)	(54)
Total Company	$1,290	$1,183	$3,797	$3,486

Investor Contacts:	Mark Colin	Media Contact:	Jacqueline Berry
	3M		3M
	(651) 733-8206		(651) 733-3611

Bruce Jermeland
3M
(651) 733-1807

From:

3M Public Relations and Corporate Communications

3M Center, Building 225-1S-15

St. Paul, MN 55144-1000